                                                                    EXHIBIT 10.1






                                LIGHTBRIDGE, INC.

                               1998 NON-STATUTORY
                                STOCK OPTION PLAN


SECTION 1.        PURPOSE

      This 1998 Non-Statutory Stock Option Plan (the "Plan") is intended as a performance incentive for officers and employees of Lightbridge, Inc., a Delaware corporation (the "Company"), or its Subsidiaries (as hereinafter defined) and for certain other individuals providing services to or acting as directors of the Company or its Subsidiaries, to enable the persons to whom options are granted (an "Optionee" or "Optionees") to acquire or increase a proprietary interest in the Company and its success. The Company intends that this purpose will be effected by the granting of stock options ("Options") under the Plan. The term "Subsidiaries" means any corporations in which stock possessing 50% or more of the total combined voting power of all classes of stock of such corporation or corporations is owned directly or indirectly by the Company.

SECTION 2.        ADMINISTRATION

      2.1. Administration. This Plan shall be administered by the Compensation Committee or any other committee of the Board of Directors of the Company (the "Board"), consisting of two or more "Outside Directors" (such committee may hereinafter be referred to as the "Plan Administrator"). As used herein, the term "Outside Director" means any director who: (i) is not an employee of the Company or of any "affiliated group" (as such term is defined in Section 1504(a) of the Code) which includes the Company (an "Affiliate"); (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year; (iii) has not been an officer of the Company or any Affiliate; and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director.

      Except as specifically reserved to the Board under the terms of the Plan, the Plan Administrator shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. This authority includes, but is not limited to: (i) the power to grant Options conditionally or unconditionally; (ii) the power to prescribe the form or forms of the instruments evidencing Options granted under this Plan; (iii) the power to interpret the Plan; (iv) the power to provide regulations for the operation of the incentive features of the Plan, and otherwise to prescribe regulations for interpretation, management and administration of the Plan; (v) the power to delegate to other persons the responsibility for performing ministerial acts in furtherance of the Plan's purpose; (vi) the power to make, in its sole discretion, changes to any outstanding Option granted under the Plan, including the power to reduce the exercise price, to accelerate the vesting schedule, or to extend the expiration date; and (vii) the power to engage the services of persons or organizations in furtherance of the Plan's purpose, including but not limited to banks, insurance companies, brokerage firms and consultants.

      In addition, as to each Option, the Plan Administrator shall have full and final authority, in its sole discretion: (i) to determine the number of shares subject to each Option; (ii) to determine the time or times at which Options will be granted; (iii) to determine the conditions on which Options will be granted or may be exercised; (iv) to determine the Option price for the shares subject to each Option, which price shall be subject to the applicable requirements, if any, of Section 5.1(c) hereof; and (v) to determine the time or times when each Option shall become exercisable and the duration of the exercise period, which shall not exceed the limitations specified in Section 5.1(a).

      No member of the committee serving as Plan Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

      2.2. Appointment and Proceedings of Committee. The Board may, from time to time, appoint members of the committee serving as Plan Administrator in substitution for, or in addition to, members previously appointed and may fill vacancies, however caused, in such committee; provided, however, that each such appointee will be an Outside Director, as described in Section 2.1. The committee serving as Plan Administrator shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum, and all actions of such committee shall require the affirmative vote of a majority of its members. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be as fully effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held.

SECTION 3.        STOCK

      3.1. Shares Subject to Plan. The stock subject to the Options granted under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.01 per share ("Common Stock"), or shares of the Company's Common Stock held in treasury. The total number of shares that may be issued pursuant to Options granted under the Plan shall not exceed an aggregate of 1,000,000 shares of Common Stock. Such number of shares shall be subject to adjustment as provided in Section 7 hereof.

      3.2. Lapsed or Unexercised Options. Whenever any outstanding Option under the Plan expires, is canceled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such Option shall be restored to the Plan and shall again become available for the grant of other Options under the Plan.

      3.3. Limitation on Grants. In no event may any Plan participant be granted Options with respect to more than 500,000 shares of Common Stock in any fiscal year. The number of shares of Common Stock issuable pursuant to an Option granted to a Plan participant in a fiscal year that is subsequently forfeited, canceled or otherwise terminated shall continue to count toward the foregoing limitation in such fiscal year. In addition, if the exercise price of an

Option is subsequently reduced, the transaction shall be deemed a cancellation of the original Option and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the fiscal year of each respective transaction.

SECTION 4.        ELIGIBILITY

      4.1. Eligible Optionees. Options may be granted to officers or other employees of the Company or its Subsidiaries, to members of the Board or the board of directors of any Subsidiary whether or not employees of the Company or such Subsidiary, and to consultants and other individuals providing services to the Company or its Subsidiaries.

      4.2. Option Grants to Directors. As compensation for services to the Company, each Director of the Company who is not an employee of the Company (a "Non-Employee Director") and who is elected to the Board on or after the date of the adoption of this Plan shall automatically be granted, immediately upon his or her initial election, an Option (an "Initial Option") to purchase 20,000 shares of Common Stock of the Company, vesting in equal installments on the first three anniversaries of the date of grant (provided that the Optionee is then a Director of the Company). In addition, immediately following each annual meeting of stockholders of the Company or special meeting in lieu thereof, there shall automatically be granted to each Non-Employee Director reelected at or remaining in office after such meeting a fully-vested Option to purchase 4,000 shares of Common Stock; provided that no such automatic grant shall be made to any Non-Employee Director who at the time of such meeting holds any outstanding Initial Option (as defined in this Section 4.2 or in Section 4.4 of the Lightbridge, Inc. 1996 Incentive and Non-Qualified Stock Option Plan) that is not fully vested, unless at least two annual meetings of stockholders of the Company or special meetings in lieu thereof have intervened after the year in which the initial election of such Non-Employee Director occurred and prior to the meeting following which such automatic grant would occur. Each Option granted to a Non-Employee Director pursuant to this Section 4.2 shall expire on the tenth anniversary of the date of grant. The exercise price of each Option granted pursuant to this Section 4.2 shall be equal to the fair market value of the Common Stock on the date the Option is granted, such fair market value to be determined in accordance with the provisions of Section 5.1(c).

SECTION 5.        TERMS OF THE OPTION AGREEMENTS

      5.1. Mandatory Terms. Each option agreement shall contain such provisions as the Plan Administrator shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

            (a) Expiration. Notwithstanding any other provision of the Plan or of any option agreement, each Option shall expire on the date specified in the option agreement, which date shall not be later than the tenth anniversary of the date on which the Option was granted.

            (b) EXERCISE. Each Option shall be exercisable in full or in installments (which need not be equal) and at such times as designated by the Plan Administrator. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

            (c) PURCHASE PRICE. The price at which shares may be purchased pursuant to Options shall be specified by the Plan Administrator at the time the Option is granted, and may be equal to or greater than the fair market value of the shares of Common Stock on the date such Option is granted, but shall not be less than the par value of shares of Common Stock. For the purpose of the Plan, the fair market value of the Common Stock shall be the closing price per share on the date of grant of the Option as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the National Association of Securities Dealers Automated Quotation System, Inc. ("Nasdaq"), or, if the Common Stock is not quoted on Nasdaq, the fair market value as determined by the Plan Administrator.

            (d) TRANSFERABILITY OF OPTIONS. Options granted under the Plan and the rights and privileges conferred thereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of any Option under the Plan or any right or privilege conferred hereby, contrary to the provisions of the Plan, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, such Option shall thereupon terminate and become null and void.

            (e) TERMINATION OF EMPLOYMENT OR DISABILITY OR DEATH OF OPTIONEE. Except as may be otherwise expressly provided in the terms and conditions of the Option granted to an Optionee:

                  (i) Options granted hereunder shall terminate on the earliest to occur of:

                        (A)   the date of expiration thereof;

                        (B) thirty days after the date of termination of the Optionee's employment with or performance of services for the Company (other than as a result of death or permanent and total disability of the Optionee), including upon the Optionee's retirement; or

                        (C) twelve months after the date of termination of the Optionee's employment with or performance of services for the Company as a result of the death or permanent and total disability of an Optionee under the then established rules of the Company.

                  (ii) In the event of the termination of an Optionee's employment with or performance of services for the Company by the Company (other than as a result of death or permanent and total disability of the Optionee) or upon the Optionee's retirement, the Optionee's Option shall be exercisable during the thirty-day post-termination period described in Paragraph 5.1(e)(i)(B) to the extent that it was exercisable at the time of such termination of employment or performance of services. In the event of the termination of the Optionee's employment with or performance of services for the Company as a result of the permanent and total disability of an Optionee, the Optionee's Option shall be exercisable during the twelve-month post-termination period referred to in Paragraph 5.1(e)(i)(C) to the extent that it was exercisable at the time of such termination of employment or performance of services. In the event of the termination of the Optionee's employment with or performance of services for the Company as a result of the death of the Optionee, the Optionee's executor, administrator or any person or persons to whom his Option may be transferred by will or by laws of descent and distribution shall have the right at any time during the twelve-month post-termination period referred to in Paragraph 5.1(e)(i)(C) to exercise such Option, to the extent the Optionee was entitled to exercise such Option at the time of such termination of employment or performance of services. Should such termination for reason of permanent disability or death occur after the first anniversary of the date at which the Optionee was first employed or otherwise began to serve the Company, then at the Board's discretion, the Option may be exercised for up to the greater of (A) 50% of all Option shares (and such shares shall be deemed vested) or (B) the number of shares that had vested as of the date of such death or such retirement. After the death of the Optionee, his executors, administrators or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right to exercise the Option.

                  (iii) An employment or consulting relationship between the Company and the Optionee shall be deemed to exist during any period in which the Optionee is employed in any capacity by the Company or by any Subsidiary or providing services to the Company, as the case may be. Whether authorized leave of absence or absence on military or government service shall constitute termination of the employment relationship between the Company and the Optionee shall be determined by the Plan Administrator at the time thereof.

            (f) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any Option unless and until (i) the Option shall have been exercised with respect to such shares pursuant to the terms thereof, and (ii) the Company shall have issued and delivered a certificate representing such shares. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

      5.2. Certain Optional Terms. The Plan Administrator may in its discretion provide, upon the grant of any Option hereunder, that the Company shall have an option to repurchase all or any number of shares purchased upon exercise of such Option. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Plan Administrator at the time the Option for the shares subject to repurchase was granted. The Plan Administrator may also provide that the Company shall have a right of first refusal with respect to the transfer or proposed transfer of any shares purchased upon exercise of an Option granted hereunder. In the event the Plan Administrator shall grant Options subject to the Company's repurchase rights or rights of first refusal, the certificate or certificates representing the shares purchased pursuant to the exercise of such Option shall carry a legend satisfactory to counsel for the Company referring to such rights.

SECTION 6.        METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

      6.1. Notice of Exercise. Any Option granted under the Plan may be exercised by the Optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed, accompanied by payment for such shares.

      6.2. Means of Payment and Delivery. Common Stock purchased on exercise of an Option must be paid for as follows: (a) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company, or (b) through the delivery of shares of Common Stock (which in the case of shares acquired from the Company upon exercise of an Option, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the purchase price, or (c) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (d) if so permitted by the instrument evidencing the Option (or by the Plan Administrator on or after grant of the Option), by delivery of a promissory note of the Optionee to the Company, payable on such terms as are specified by the Plan Administrator, or (e) by any combination of the permissible forms of payment; provided, that if the Common Stock delivered upon exercise of the Option is an original issue of authorized Common Stock, at least so much of the exercise price as represents the par value of such Common Stock must be paid other than by the Optionee's promissory note or personal check. In the event that payment of the option price is made under
(b) above, the Plan Administrator may provide that the Optionee be granted an additional Option covering the numbers of shares surrendered, at an exercise price equal to the fair market value of a share of Common Stock on the date of surrender. For the purpose of this Section, the fair market value of the shares of Common Stock so delivered to the Company shall be determined in the manner specified in Section 5.1(c) hereof. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the Optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee, at the address specified pursuant to Section 6.1.

SECTION 7.        ADJUSTMENT UPON CHANGES IN CAPITALIZATION

      7.1 No Effect of Options upon Certain Corporate Transactions. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      7.2. Stock Dividends, Recapitalizations, Etc. If at any time after the effective date of the Plan the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then: (i) the number, class and per share price of shares of stock subject to outstanding Options hereunder, and the number of shares as to which automatic formula grants of Options are to be made under Section 4.2 above, shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares that the owner of an equal number of outstanding shares of Common Stock would own as a result of the event requiring the adjustment; and (ii) the number and class of shares with respect to which Options may be granted under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved for issuance under the Plan that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock would own as the result of the event requiring the adjustment.

      7.3. Determination of Adjustments. Adjustments under this Section 7 shall be determined by the Plan Administrator and such determinations shall be conclusive. The Plan Administrator shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any Option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

      7.4. No Adjustment in Certain Cases. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

SECTION 8.        EFFECT OF CERTAIN TRANSACTIONS

      If the Company is a party to a reorganization or merger with one or more other corporations, whether or not the Company is the surviving or resulting corporation, or if the Company consolidates with or into one or more other corporations, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation (each hereinafter referred to as a "Transaction"), in any such event while unexercised Options remain outstanding under the Plan, then: (i) subject to the provisions of clause
(iii) below, after the effective date of such Transaction unexercised Options shall remain outstanding and shall be exercisable in shares of Common Stock, or, if applicable, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of such Transaction; (ii) the Plan Administrator may accelerate the time for exercise of all unexercised and unexpired Options to and after a date prior to the effective date of such Transaction; or (iii) any outstanding Options may be canceled by the Plan Administrator as of the effective date of such Transaction, provided that: (x) notice of such cancellation shall be given to each holder of an Option; (y) the Plan Administrator shall have accelerated the time for exercise of all unexercised and unexpired Options that it proposes to cancel; and (z) each holder of an Option shall have the right to exercise such Option in full.

SECTION 9.        AMENDMENT OR TERMINATION OF THE PLAN

      The Board may terminate the Plan at any time, and may amend the Plan at any time and from time to time, subject to the limitation that, except as provided in Sections 7 and 8 hereof, rights and obligations under any Option granted before termination or amendment of the Plan shall not be altered or impaired by such termination or amendment except with the consent of the Optionee.

SECTION 10.       NON-EXCLUSIVITY OF THE PLAN; NON-UNIFORM DETERMINATIONS

      The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

      The granting of any Option shall not impose upon the Company any obligation to employ or hire or continue to employ or continue to hire any Optionee; and the right of the Company to terminate the employment or services of any Optionee shall not be diminished or affected by reason of the fact that an Option has been granted to such Optionee.

      The Plan Administrator's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive or are eligible to receive Options under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Plan Administrator shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective option agreements, as to (i) the persons to receive Options under the Plan, (ii) the terms and provisions of Options, (iii) the exercise by the Plan Administrator of its discretion in respect of the exercise of Options pursuant to the terms of the Plan, and (iv) the treatment of leaves of absence pursuant to Section 5.1(e) hereof.

SECTION 11.       GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW; WITHHOLDING
                  TAXES

      The obligation of the Company to sell and deliver shares of Common Stock with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Plan Administrator. All shares sold under the Plan shall bear appropriate legends. The Company may, but shall in no event be obligated to, register or qualify any shares covered by Options under applicable federal and state securities laws; and in the event that any shares are so registered or qualified the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. The Plan shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

      Whenever under the Plan shares are to be delivered upon exercise of an Option, the Company shall be entitled to require as a condition of delivery that the Optionee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. An employee may elect to have such tax withholding obligation satisfied, in whole or in part, by: (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to the exercise of an Option a number of shares with an aggregate fair market value (as defined in Section 5.1(c) hereof determined as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such exercise; or (ii) transferring to the Company shares of Common Stock owned by the employee with an aggregate fair market value (as defined in
Section 5.1(c) hereof determined as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 12.       "LOCKUP" AGREEMENT

      The Plan Administrator may in its discretion specify upon granting an Option that the Optionee shall agree, for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, upon request of the Company or the underwriter or underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any Option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of such Option, without the prior written consent of the Company or such underwriter or underwriters, as the case may be.

SECTION 13.       EFFECTIVE DATE AND DURATION OF PLAN

      The Plan is effective on May 22, 1998, the date of its adoption by the Board of Directors of the Company. No Option may be granted under the Plan after the tenth anniversary of the effective date. The Plan shall terminate (i) when the total amount of the Stock with respect to which Options may be granted shall have been issued upon the exercise of Options or (ii) by action of the Board pursuant to Section 9 hereof, whichever shall first occur.